EXHIBIT (J)

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM


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We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectuses, and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 18 to the Registration Statement (Form N-1A) (No. 33-66262/811-07896) of GAMCO Global Series Funds, Inc. of our reports dated February 14, 2006, included in the 2005 Annual Report to shareholders.

                                                        /s/ ERNST & YOUNG LLP
                                                        ERNST & YOUNG LLP

Philadelphia, Pennsylvania
                                 April 25, 2006